                              JOINT MARKETING AGREEMENT

                                       Between

             NEWGEN RESULTS CORPORATION ("Newgen"), a Delaware Corporation

                                          And

           PERCEPTA LLC ("Percepta"), a Delaware Limited Liability Corporation

WHEREAS Percepta has the mandate to provide Customer Relationship Management
(CRM) services to consumers and dealers of all the Ford Motor Company brands;
and

WHEREAS Newgen has a range of CRM and e-CRM products and services which have proven to provide substantial benefits to consumers, dealers and Ford Motor Company brands, including:


             - "RESULTS" owner loyalty system - This system combines the use of a sophisticated "activity engine" with digital printing, e-mail and call center activity to create a "closed loop" customer retention process.

             - "Connections" - Newgen provides the capability to survey dealership customers through a cost-effective combination of an Internet enabled dealership kiosk, e-mail and telephone.

             - "Carabunga.com" - Carabunga.com is a browser based portal enabling data access drill down analysis, mapping and promotions fulfillment utilizing digital printing, e-mail and the telephone for Tier 1,2 or 3 marketing and other consumer contact programs.

             - "Service Reservations" - Newgen has developed custom software and is operating the only inbound service reservation center in the world. This center handles customer service requests, merchandises needed scheduled maintenance and loads the dealer's shop and schedules its service advisors. The resulting reservation is electronically entered into the dealers in-house computer system.

(All of the above products and services individually and collectively known as the "Services")

NOW THEREFORE, the parties hereto agree as follows:

1. PERCEPTA OBLIGATIONS

         i) Percepta agrees to use its best efforts to jointly market the Services so that they are utilized to fulfill its mandate to provide CRM services to the Ford brands (including other auto manufacturers in which Ford has a majority interest) and its dealers. To that end, it will endorse and recommend the Services to Ford brand dealers, and use its best efforts to ensure that Ford brand dealers utilize the Services to the greatest extent possible. During the term of this agreement, Percepta agrees not to endorse, market or distribute any product or service that competes with the Services in the Dealer Channel unless otherwise mutually agreed.
         ii) Percepta agrees to participate actively in the process of educating the senior management and field organizations of the Ford brands in order to gain their support for a rapid and comprehensive roll-out of these products and services to its dealers.

2. NEWGEN OBLIGATIONS

         i) Newgen agrees to enroll dealers in conjunction with the Ford brand field organizations
         ii)    Newgen agrees to provide the Services to Ford brand dealers

3. OTHER TERMS

         i) Newgen agrees to pay Percepta a marketing fee ("Fee") which would be equal to a share of the revenue stream generated from the Services which is incremental to Newgen's October 2000 revenue from the Services for Ford brand dealerships.
         ii) Prior to November 30, 2000, Newgen will provide Percepta with a statement outlining October 2000 revenue from the Services (excluding Carabunga), and revenue from Carabunga. The October revenue from the Services and Carabunga will be the "Baseline Revenue".
         iii) The Fee will equal to the difference between revenue generated each month from the Services (excluding Carabunga) provided to Ford brand dealers, and the Baseline Revenue, multiplied by 5%. In the case of Carabunga, the Fee will equal the difference between revenue generated each month from Carabunga services provided to Ford brand dealers, and the Baseline Revenue for Carabunga, multiplied by 2%.
         iv) Newgen will provide an accounting of fees due, and remit payment to Percepta on a quarterly basis within 30 days following the end of each fiscal quarter. The first payment to Percepta will be prior to January 31, 2000.

4. AGREEMENT COMMENCEMENT AND TERM:

         This agreement will commence on November 1, 2000, and remain in full force and effect for a period of three (3) years. Upon the expiration of the term, no further fee will be payable by Newgen, and Percepta will have no further obligations to provide marketing services.

Agreed to the 24th day of October, 2000.

NEWGEN RESULTS CORPORATION               PERCEPTA LLC

/s/ Les Silver                           /s/ Donald Sparkman
----------------------------------       ----------------------------------
Signature                                Signature

Les Silver                               Donald Sparkman
----------------------------------       ----------------------------------
Name                                     Name

Executive Vice President                 Vice President Sales and Marketing
----------------------------------       ----------------------------------
Title                                    Title

October 24, 2000                         October 24, 2000
----------------------------------       -----------------------------------
Date                                     Date